CONSULTING AGREEMENT

THIS AGREEMENT ("the agreement"), is made and entered into as of the 8th day of, June 2017, by and between **Resources Unlimited NW LLC. hereinafter (RU)**, maintaining his principal office at 1905 S. Audubon Ct. Spokane WA 99224, and **True Nature Holding, Inc. hereinafter (TNTY)** maintaining its principal offices at 1355 Peachtree Street, Suite 1150, Atlanta, GA 30309.

WHEREAS, RU is engaged in the business of providing services for management consulting, business advisory, and public relations and has knowledge, expertise and personnel to render the requisite services to **TNTY** referred to as the Company; and

WHEREAS, the Company is desirous of retaining **RU** for the purpose of obtaining these services so as to better, more fully and more effectively deal with the financial services community on a non-exclusive basis.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

NATURE OF SERVICES TO BE RENDERED

During the term of this Agreement, **RU** shall use its best efforts to provide **TNTY** financial guidance and will assist in developing and vetting financing sources for the Company to evaluate. The goal is to find lenders willing to finance the Company's acquisition targets. The consultant will also aid in developing and construction of the proper package and presentation and will facilitate negotiations between the company and lenders.

RU shall also include the development, implementation, and maintenance of a sound financial advisory strategy which includes:

Develop an in-depth familiarization with the Company's business objectives and bring to the Company thereof, when known to bring to the Company's attention potential or actual opportunities, which meet those objectives or logical extensions thereof, when known.

Comment on the Company's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, and operational viability.

Specific deliverables under this agreement include:

1) By June 12, 2017 RU shall prepare and deliver a report comparing all available financing proposals identifying the a) pros and cons, b) impact on shareholders, and c) real and actual cost of each;
2) Any proposals from sources unique to RU shall be included and compared in an unbiased manner

TERM AND TERMINATION

This Agreement shall be for a period of 30 days commencing June 8th, 2017 and terminating July 8th, 2017, unless otherwise extended by mutual consent in writing.

COMPENSATION FOR SERVICES

The following represents the compensation to be received by **RU** in connection with rendering the services hereunder:

Upon execution of this agreement, the Company agrees to pay **RU,** or its consultant, 30,0000 shares of restricted common stock;

In the event of a successful financing arrangement between RU's lenders and the Company, the Company agrees to pay 2.5% of the funded amount on closing. RU reserves the right to accept payment in either cash or the equivalent value of restricted common stock. Furthermore, RU may assign the restricted common stock to another entity.

TREATMENT OF CONFIDENTIAL INFORMATION

RU shall NOT disclose to any third party any material non-public information or data received from the Company without authorization from one of the Company's officers or directors. **RU** will limit disclosure to its agents or representatives that have a need to know in connection with the services hereunder.

REPRESENTATION

The Company acknowledges that **RU** is in the business of providing consulting services to other businesses and entities. **RU** reserves the right to perform similar services for others, as well as engage in other business activities.

INDEMNIFICATION OF CONSULTANT BY COMPANY

The Company acknowledges that **RU**, in performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by the Company's officers, directors, agents, and/or employees. The Company agrees to indemnify, hold harmless and defend **RU**, from any proceedings, inquiries, or legal action whether administrative, governmental, or private which arises out of or is due to the inaccuracy or incompleteness of any promotional material or other information including but not limited to financial information supplied by the Company to **RU**.

RU agrees that all services shall be performed in accordance with all applicable laws, rules, and regulations.

The Company acknowledges that **RU** is acting as an independent contractor and not as an employee of the Company. As such, neither party has the authority to bind the other, nor make any unauthorized representation on behalf of the other.

The Company acknowledges that **RU** shall not be held accountable for the actions of other parties the Company engages to provide consulting services to the Company throughout the duration of this agreement.

The Company shall carry no workers compensation or any health or accident insurance for **RU** or consultant's employees. Company shall not pay any contributions to social security unemployment insurance, Federal or State withholding taxes, nor provide any contributions or benefits, which might be customary in an employer-employee relationship.

NON-ASSIGNMENT

No portion of this Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operations of law or as otherwise set forth herein.

NOTICES

Any notices given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

MODIFICATION AND WAIVER

This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

LAW TO GOVERN

This Agreement shall be construed according to the laws of the State of Washington.

NO PARTNERSHIP OR AGENCY

The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this agreement, effective as of the date set forth above.

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Resources Unlimited NW LLC.
Michael Sheikh – Managing Director

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True Nature Holding, Inc.
Jordan Balencic - Chairman